EXHIBIT 10.3(c)

FIRST AMENDMENT TO
THE CENTURYTEL, INC.
SUPPLEMENTAL DOLLAR & SENSE PLAN,
2008 RESTATEMENT
EFFECTIVE JANUARY 1, 2008

WHEREAS, Section 5.03 of this Plan provides that if a Participant has made a deferral election under Section 5.01 but does not make a new election for the succeeding Plan Year, his elections in effect for the current Plan Year continue in force and effect as if made for the succeeding Plan Year; and

WHEREAS, the Plan should provide that unless a deferral election is made prior to the first day of each Plan Year with respect to Excess Salary or on or before June 30 of a calendar year performance period, with respect to Incentive Compensation, no deferral will be permitted for such Plan Year.

NOW, THEREFORE, the Plan is amended effective January 1, 2008 as follows:

                Delete Section 5.03 and insert the following in lieu thereof:

5.03.  If a Participant does not make new elections for a succeeding Plan Year under Section 5.01, he will not be able to defer any Excess Salary or Incentive Compensation for such succeeding Plan Year.

                IN WITNESS WHEREOF, CenturyTel, Inc. has executed this Amendment on the 20th day of November, 2008.

CENTURYTEL, INC.

By:/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President and
Chief Financial Officer